EXHIBIT 1.1

                      VAN KAMPEN EQUITY OPPORTUNITY TRUST
                                   SERIES 106
                                TRUST AGREEMENT

                              Dated: July 21, 1998

    This Trust Agreement among Van Kampen Funds Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen Investment Advisory Corp., as Evaluator, Van Kampen Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled OVan Kampen American Capital Equity Opportunity Trust, Series 87 and Subsequent Series, Standard Terms and Conditions of Trust, Effective January 27, 1998O (herein called the OStandard Terms and Conditions of TrustO) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

    In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

    Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II
                     SPECIAL TERMS AND CONDITIONS OF TRUST

    The following special terms and conditions are hereby agreed to:

    1. The Securities defined in Section 1.01(24), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of each Trust represented by each Unit is an amount the numerator of which is one and the denominator of which is the amount set forth under OSummary of Essential Financial Information - Initial Number of UnitsO in the Prospectus. Such fractional undivided interest may be (a) increased by the number of any additional Units issued pursuant to Section 2.03, (b) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decreased by the number of Units redeemed pursuant to Section 5.02. 3. The terms OCapital Account Record DateO and OIncome Account Record DateO shall mean the ORecord DatesO set forth under OSummary of Essential Financial InformationO in the Prospectus. 4. The terms OCapital Account Distribution DateO and OIncome Account Distribution DateO shall mean the ODistribution DatesO set forth under OSummary of Essential Financial InformationO in the Prospectus. 5. The term OMandatory Termination DateO shall mean the OMandatory Termination DateO set forth under OSummary of Essential Financial InformationO in the Prospectus. 6. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust and subject to the requirements set forth in this paragraph, unless the Prospectus otherwise requires, the Sponsor may, on any Business Day (the OTrade DateO), subscribe for additional Units as follows: (a) Prior to the Evaluation Time on such Business Day, the Sponsor shall provide notice (the OSubscription NoticeO) to the Trustee, by telephone or by written communication, of the SponsorOs intention to subscribe for additional Units. The Subscription Notice shall identify the additional Securities to be acquired (unless such additional Securities are a precise replication of the then existing portfolio) and shall either (i) specify the quantity of additional Securities to be deposited by the Sponsor on the settlement date for such subscription or (ii) instruct the Trustee to purchase additional Securities with an aggregate value as specified in the Subscription Notice. (b) Promptly following the Evaluation Time on such Business Day, the Sponsor shall verify with the Trustee the number of additional Units to be created. (c) Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units created hereby, the Sponsor shall deposit with the Trustee (i) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (ii) cash or a letter of credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice, and adding and subtracting the amounts specified in the first and second sentences of Section 5.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created. (d) On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash or letter of credit described above, deliver to, or assign in the name of or on the order of, the Sponsor the number of Units verified by the Sponsor with the Trustee.

    IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed and their corporate seals to be hereto affixed and attested; all as of the day, month and year first above written.

                                        Van Kampen Funds Inc.

                                        By James J. Boyne
                                           Vice President
Attest:

By Nicholas Dalmaso
   Assistant Secretary

                                        American Portfolio Evaluation Services,
                                        a division of Van Kampen Investment
                                        Advisory Corp.

                                        By James J. Boyne
                                           Vice President

Attest:

By Nicholas Dalmaso
   Assistant Secretary

                                        Van Kampen Investment Advisory Corp.

                                        By James J. Boyne
                                           Vice President

Attest:

By Nicholas Dalmaso
   Assistant Secretary

                                        The Bank of New York

                                        By Jeffrey Cohen
                                           Vice President

Attest:

By Robert Weir
   Assistant Treasurer

          SCHEDULE A TO TRUST AGREEMENT SECURITIES INITIALLY DEPOSITED
                                       IN
                VAN KAMPEN EQUITY OPPORTUNITY TRUST, SERIES 106

    (Note: Incorporated herein and made a part hereof is each OPortfolioO as set forth in the Prospectus.)